As filed with the Securities and Exchange Commission on July 15, 2016

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

OSG International, Inc.

(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	98-0467117 (I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 953-4100 with copies to:

James D. Small, Esq. Senior Vice President, Secretary and General Counsel Overseas Shipholding Group, Inc. 600 Third Avenue, 39th Floor New York, New York 10016 (212) 953-4100	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

OSG INTERNATIONAL, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Transactions with Related Persons, Affiliates and Affiliated Entities” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Consolidated Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management,” and “Certain Relationships and Transactions with Related Persons, Affiliates and Affiliated Entities.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings” and the information incorporated therein. That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the section of the information statement entitled “Questions and Answers About the Spin-Off,” “Market Price Information and Dividends” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “The Spin-Off” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitations on Liability and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements and Financial Statement Schedules

(1) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(2) Financial Statement Schedules

All schedules have been omitted since they are not applicable or are not required.

(b) Exhibits

The following documents are filed as exhibits hereto:

Number	Description
2.1†	Form of Separation and Distribution Agreement between Overseas Shipholding Group, Inc. and OSG International, Inc.
2.2†	Form of Transition Services Agreement between Overseas Shipholding Group, Inc. and OSG International, Inc.
2.3†	Form of Tax Disaffiliation Agreement between Overseas Shipholding Group, Inc. and OSG International, Inc.
4.1†	Form of Registration Rights Agreements between OSG International, Inc. and certain stockholders party thereto
3.1†	Amended and Restated Articles of Incorporation
3.2†	Amended and Restated By-Laws
*10.1†	Form of OSG International, Inc. Non-Employee Director Incentive Compensation Plan
*10.2†	Form of OSG International, Inc. Performance Incentive Plan
10.3	Credit Agreement dated as of August 5, 2014, among OSG International, Inc., Overseas Shipholding Group, Inc., OIN Delaware LLC, certain subsidiaries of OSG International, Inc. as other guarantors, various lenders, Jefferies Finance LLC, Barclays Bank PLC and UBS Securities LLC, as joint lead arrangers and joint book running managers, Jefferies Finance LLC, as administrative agent, Barclays Bank PLC and UBS Securities LLC, as co-documentation agents, Jefferies Finance LLC, as syndication agent, collateral agent and mortgage trustee, swingline lender, and issuing bank (the “OIN Credit Agreement”) (filed as Exhibit 10.3 to Overseas Shipholding Group, Inc.’s Registration Statement on Form S-1 filed on August 20, 2014 and incorporated herein by reference).
10.4	First Amendment, dated as of June 3, 2015, to the OIN Credit Agreement (filed as Exhibit 10.3 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated June 9, 2015 and incorporated herein by reference).
21.1	List of significant subsidiaries
99.1	Preliminary Information Statement of OSG International, Inc., subject to completion, dated July 15, 2016

†	To be filed by amendment.

*	Asterisks identify management contracts and compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OSG International, Inc.

By:	/s/ Ian T. Blackley
Name:	Ian T. Blackley
Title:	Senior Vice President, Chief Financial Officer and Comptroller
Date:	July 15, 2016